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                                                                    Exhibit 21.1

                            D&E Communications, Inc.

                           Subsidiaries of the Company
                             as of December 31, 2000
 ------------------------------------------------------------------------------

The following is a listing of all subsidiaries of the Registrant, the state of incorporation of each, and the names under which subsidiaries do business.

                                          State of                     Doing Business
       Subsidiary                      Incorporation                   Under Name of
       ----------                      -------------                   -------------
Denver and Ephrata Telephone
     and Telegraph Company             Pennsylvania             D&E Telephone Company

D&E Networks, Inc.                     Pennsylvania             D&E Networks, Inc.
                                                                D&E Telephone and Data
               .                                                       Systems, Inc.,
                                                                CompuSpirit, Inc.,
                                                                Alternate Solutions, Inc.
                                                                D&E Telestore,
                                                                D&E Computer Networking
                                                                       Services

D&E Wireless, Inc.                     Pennsylvania             D&E Wireless, Inc.

D&E Investments, Inc.                  Nevada                   D&E Investments, Inc.

PCS Licenses, Inc.                     Nevada                   PCS Licenses, Inc.

D&E Systems, Inc.                      Delaware                 D&E Systems, Inc.
                                                                D&E Communications
                                                                D&E Long Distance